                                                                EXHIBIT NO. 3.15

                            ARTICLES OF INCORPORATION

                                       OF

                             MISSION SUPPLY COMPANY

     The undersigned natural person of the age of eighteen (18) years or more for the purpose of forming a corporation under the "General Corporation Code of Kansas," adopts the following Articles of Incorporation.

                                    ARTICLE I

     The name of the corporation is:

                             MISSION SUPPLY COMPANY

                                   ARTICLE II

     The address of the corporation's initial registered office in the State of Kansas is 10990 Roe Avenue, Overland Park, Johnson County, Kansas 66207; and the name of said corporation's initial registered agent at such address is Philip B. Green.

                                   ARTICLE III

     The aggregate number of shares, including all classes of stock, which the corporation shall have authority to issue is Ten Thousand (10,000) shares, all of which shall be common stock of $1.00 par value.

                                   ARTICLE IV

     No holder of common shares of this corporation shall be entitled as of right to subscribe for, purchase, or receive any part of any new or additional issue of stock of any class, whether now or hereafter authorized, or of any bonds, debentures, or other securities convertible into stock of any class, and all such additional shares of stock, bonds, debentures or other securities convertible into stock may be issued and disposed of by the Board of Directors to such person or persons and on such terms and for such consideration (so far as may be permitted by law) as the Board of Directors, in their absolute discretion, may deem advisable.

                                    ARTICLE V

     The names and places of residence of the incorporator is as follows:

NAME                                       MAILING ADDRESS
----                                       ---------------
Philip B. Green                            10990 Roe Avenue
                                           Overland Park, Kansas 66207

                                   ARTICLE VI

     The Board of Directors of the corporation shall consist of four (4) persons.

                                   ARTICLE VII

     The duration of the corporation is perpetual.

                                  ARTICLE VIII

     The nature of the business and the objects and purposes for which the corporation is formed is to engage in any lawful act or activity for which corporation may be organized under the General Corporation Code, including by way of elaboration and not of limitation, all of the hereinafter mentioned things, to-wit:

          (1) To buy or otherwise acquire, own, hold, develop, lease, sell, operate, or otherwise dispose of and to mortgage or otherwise encumber real property and personal property of all kinds, and without limitation thereon.

          (2) To borrow money and for such purpose, to execute notes, bonds, debentures, or any other form of evidence of indebtedness and to secure the payment of the same by mortgage, deed of trust, or other form of encumbrance, pledge or other form of hypothecation.

          (3) To purchase, acquire, own, hold, sell, assign, transfer or otherwise dispose of, mortgage, pledge or otherwise encumber, shares of stock of this corporation or any other corporation.

          (4) To purchase or otherwise acquire, lease, assign, grant, issue, pledge, mortgage, or otherwise dispose of, deal in, and make contracts regarding licenses, franchises, trade-names, trademarks, concessions, inventions, formulae, improvements, processes of any nature whatsoever, copyrights and letters patent of the United States or any foreign countries, and to accept, grant and revoke licenses or franchises granted thereunder.

          (5) To purchase, or otherwise acquire, sell, transfer, mortgage, pledge, in any manner dispose of, or deal and trade in, or to manufacture or prepare for market, goods, wares, merchandise, materials, supplies, foodstuffs, beverages and other personal property of all kinds.

          (6) To acquire the business, good will, rights and property, permits and licenses, and the whole or any part of the assets and liabilities of any person, firm, association or corporation; to pay for the same in cash or in stocks or bonds of this corporation, and to conduct in any lawful manner the whole or any part of the business so acquired; and to exercise all powers necessary or convenient in and about the conduct and management of such business.

          (7) To acquire by purchase or subscription or in exchange for shares of its own stock or otherwise, and to own, hold, hold for investment, deal in or with, guarantee, secure the payment and satisfaction of, endorse, assign, transfer in trust, pledge, hypothecate, mortgage, or otherwise dispose of shares of stock, voting trust certificates for shares of stock, bonds, coupons, debentures, debenture stock, notes, trust receipts, mortgages, deeds of trust, or any other securities or other obligations or evidences of indebtedness of any person, or of any corporation, organization, firm or association to aid in any manner or any way, any such person, corporation, organization, firm or association whose shares of stock, bonds, coupons, debentures, debenture stock, notes, trust receipts, mortgages, deeds of trust, or any other securities or other obligations or evidences of indebtedness are so held, or in any manner guaranteed by the corporation or otherwise, and to do any other acts or things for the preservation or protection, improvement or enhancement of the value of any such shares of stock, voting trust certificates for shares of stock, bonds, coupons, debentures, debenture stock, notes, trust receipts, mortgages, deeds of trust, and other securities and obligations and evidences of indebtedness or otherwise.

          (8) To draw, make, accept, endorse, discount, guarantee, execute and issue promissory notes, bills of exchange, checks, drafts, warrants, bills of lading, warehouse receipts, and all kinds of obligations and certificates of negotiable or transferable instruments.

          (9) To issue shares of any class of the capital stock, voting trust certificates for shares of stock, bonds, coupons, debentures, debenture stock, notes, trust receipts, and any other securities and other obligations and evidences of indebtedness of the corporation, for cash, for labor costs, for property, real or personal, or for leases or rentals thereof, or for any combination of any of the foregoing, or in exchange for the stock, voting trust certificates for shares of stock, bonds, coupons, debentures, debenture stock, notes, trust receipts, or any other securities or other obligations or evidences of indebtedness of any person, firm, association, corporation or organization.

          (10) To loan money, and to take notes, trust receipts or other obligations or evidences of indebtedness therefor either without security or secured by debentures, bonds, mortgages, deeds of trust, pledges or otherwise.

          (11) To organize or cause to be organized in any state, territory, dependency, province or nation, a corporation or corporations for the purpose of accomplishing any or all of the objects for which the corporation is organized, and to wind up, liquidate, merge, consolidate or dissolve any such corporation or corporations or to cause the same to be wound up, liquidated, merged, consolidated or dissolved.

          (12) To enter into, make, perform and carry out contracts of every kind, for any lawful purpose, with any person, corporation, organization, firm or association.

          (13) To procure the prosecution, defense and settlement of actions at law or in equity.

          (14) To have one or more offices to carry on any or all of its operations and businesses.

          (15) To do any and all things hereinbefore set forth, and, in addition, such other acts and things as are necessary convenient or proper for, or incidental to, the attainment of the purposes of the corporation, or any of them; to carry on any other business which can be conveniently carried on in connection with the foregoing; to purchase or otherwise acquire and undertake, all or any part of the business, property, and liability of any persons or corporations carrying on any kind of business which this corporation is authorized to carry on; to enter into partnership, joint enterprise, or into any arrangement for sharing profits, or otherwise cooperate with any person or corporation carrying on, or about to carry on, or any business or transaction capable of being conducted so as, directly or indirectly, to benefit this corporation.

          To the end of the foregoing, to have and to exercise all of the powers which may be had and exercised by corporations organized under the "General Corporation Code of Kansas."

          (16) The foregoing clauses shall be construed both as objects and powers; and it is hereby expressly provided that the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the powers of the corporation; and it is intended that the purposes, objects and powers specified in each of the clauses of this Article VIII of these Articles of Incorporation shall, except as otherwise expressly provided, in no way be limited to, restricted by reference to, or inference under the terms of any other clause of this Article or of any other Article of these Articles of Incorporation, but that, except as otherwise expressly provided, each of the purposes, objects and powers specified in this Article and eace of the Articles of or clauses of these Articles of Incorporation shall be regarded as independent purposes, objects and powers.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 27th day of October, 1980.


                                                           /s/ PHILIP B. GREEN
                                                        ------------------------
                                                        PHILIP B. GREEN

STATE OF KANSAS   )
                  ) ss.
COUNTY OF JOHNSON )

     On this 27th day of October, 1980, before me, Marie N. McMeans, a Notary Public, personally appeared Philip B. Green, to me known to be the person described in and who executed the foregoing instrument, and acknowledged that he executed the same as his free act and deed.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year last above written.


                                                          /s/ MARIE N. MCMEANS
                                                        ------------------------
                                                        Notary Public in and for
                                                        Said County and State

My appointment expires:
         9/1/81

                     CHANGE OF LOCATION OF REGISTERED OFFICE
                                     AND/OR
                            CHANGE OF RESIDENT AGENT

     We, Lloyd C. Brandt Executive Vice President and Philip B. Green Assistant Secretary of MISSION SUPPLY COMPANY a corporation organized and existing under and by virtue of the laws of the State of KANSAS do hereby certify that at a
       Special       meeting of the Board of Directors of said corporation  held
(Regular or Special)

on the 30th Day of March 1981 the following resolution was duly adopted.

     Be it resolved that the Registered Office in the State of Kansas of said corporation be changed from

  10990 Roe Ave.,       Overland Park       Johnson      Kansas        66207
(Street and Number)     (Town or City)     (County)     (State)     (Zip Code)

the same being of record in the office of the Secretary of State of Kansas to

First National Bank Building,   c/o The Corporation Company, Inc., Topeka   Shawnee    Kansas      66603
    (Street and Number)                       (Town or City)                (County)   (State)   (Zip Code)

     Be it further resolved that the Resident Agent of said corporation in the
State of Kansas be changed from       Philip B. Green
                                (Individual or Corporation)

  10990 Roe Ave.,       Overland Park       Johnson      Kansas        66207
(Street and Number)     (Town or City)     (County)     (State)     (Zip Code)

the same being of record in the office of the Secretary of State of Kansas to

THE CORPORATION COMPANY, INC.
 (Individual or Corporation)

First National Bank Building       Topeka        Shawnee    Kansas      66603
    (Street and Number)        (Town or City)   (County)   (State)   (Zip Code)

     The President and Secretary are hereby authorized to file and record the same in the manner as required by law.


                                          /s/ LLOYD C. BRANDT
                                       -----------------------------------------
                                       Lloyd C. Brandt, Executive Vice-President


                                          /s/ PHILIP B. GREEN
                                       -----------------------------------------
                                       Philip B. Green, Asst. Secretary

STATE OF  KANSAS

COUNTY OF JOHNSON  ss.

Be it remembered, that before me, Carol J. Douglas, a Notary Public in and for
                                  (Name of Notary)

the County and State aforesaid, came Lloyd C. Brandt, Executive Vice President and Philip B. Green Assistant Secretary of MISSION SUPPLY COMPANY a corporation, personally known to me to be the persons who executed the foregoing instrument of writing as Executive Vice President and Assistant Secretary respectively, and duly acknowledged the execution of the same this 30th day of March 1981.


                                             /s/ CAROL J. DOUGLAS
                                             ----------------------------------
                                                Notary Public

     My commission or appointment expires April 24, 1981.

     PLEASE NOTE: This form must be filed in duplicate.
                  Address of Resident
                  Agent and Registered Office, as set forth above, must be the same.
                  The statutory fee for filing is $20.00 and must accompany this form.

                  Mail this document, with payment, to:
                  SECRETARY OF STATE
                  Capitol, 2nd Floor
                  Topeka, KS 66612